Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-286434, 333-264034, 333-237217, 333-226053 and 333-218712) and Form S-3 (File No. 333-226052) of SoundThinking, Inc. of our report dated March 30, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10 K for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

March 30, 2026